                                                 Exhibit 99.1

BARINGS BDC, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS
CHARLOTTE, N.C., February 23, 2022 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC," or the "Company") today reported its financial and operating results for the fourth quarter and full year of 2021.
Highlights

Income Statement	Three Months Ended December 31, 2021		Three Months Ended September 30, 2021		Full Year Ended December 31, 2021
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(1)	Total Amount	Per Share(1)
Net investment income	$15.2	$0.23	$14.9	$0.23	$59.0	$0.90
Net realized losses	$(1.8)	$(0.03)	$(3.8)	$(0.06)	$(3.4)	$(0.05)
Net unrealized appreciation (depreciation)	$(1.9)	$(0.03)	$3.3	$0.05	$22.1	$0.34
Net increase in net assets resulting from operations	$11.5	$0.18	$14.4	$0.22	$77.7	$1.19
Dividends paid		$0.22		$0.21		$0.82
(1) Based on weighted average shares outstanding during the period of 65,316,085.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of December 31, 2021	As of September 30, 2021	As of December 31, 2020
Investment portfolio at fair value	$1,800.6	$1,652.5	$1,495.8
Weighted average yield on performing debt investments, excluding short-term investments (at principal amount)	7.2%	7.3%	7.1%

Total assets	$2,160.9	$1,799.5	$1,677.0
Debt outstanding (principal)	$1,380.2	$1,037.7	$944.7
Total net assets (equity)	$741.9	$744.8	$717.8
Net asset value per share	$11.36	$11.40	$10.99
Debt-to-equity ratio	1.86x	1.39x	1.32x
Net debt-to-equity ratio (adjusted for unrestricted cash, short-term investments and unsettled transactions)	1.49x	1.19x	1.04x
Fourth Quarter 2021 Results
Commenting on the quarter, Jonathan Bock, Chief Financial Officer, stated, "Barings BDC continued to drive attractive investor returns across our wide frame of investment reference. We had meaningful capital deployments across our global franchise, levered the Barings BDC’s balance sheet with further issuance of unsecured debt in anticipation of our close with Sierra Income Corporation, and experienced price appreciation across our cross platform investments. As a result, we were pleased to raise our first quarter dividend to $0.23, an increase of 4.5% over last quarter."
During the three months ended December 31, 2021, the Company reported total investment income of $36.6 million, net investment income of $15.2 million, or $0.23 per share, and a net increase in net assets resulting from operations of $11.5 million, or $0.18 per share.
Net asset value ("NAV") per share as of December 31, 2021 was $11.36, as compared to $11.40 as of September 30, 2021. The decrease in NAV per share from September 30, 2021 to December 31, 2021 was primarily attributed to net unrealized depreciation on the Company's investment portfolio, credit support agreement and foreign currency transactions of approximately $0.03 per share and a net realized loss on investments and foreign currency transactions of $0.03 per share, partially offset by net investment income exceeding the fourth quarter dividend by approximately $0.01 per share.
Eric Lloyd, Chief Executive Officer, stated, "2021 continued to showcase the growth of the Barings platform and its commitment to drive strong underlying returns at Barings BDC. The past year, Barings BDC deployed $1,147.1 million and $339.0 million in middle market and cross platform investments, respectively, closed a purchase of a leading asset based lender, announced an agreement to merge with Sierra Income Corporation, and issued investment grade bonds at similar pricing levels to our secured facility. We believe that Barings BDC remains well capitalized, diversified, and well positioned to drive strong returns in 2022 across our global investment platform."
Recent Portfolio Activity
During the three months ended December 31, 2021, the Company made 54 new investments totaling $489.5 million, made investments in existing portfolio companies totaling $127.7 million, and made additional investments in existing joint venture equity portfolio companies totaling $53.8 million. The Company had eleven loans repaid at par totaling $86.5 million and received $3.9 million of portfolio company principal payments. In addition, the Company sold $163.4 million of loans, recognizing a net realized loss on these transactions of $0.8 million, and sold $198.0 million of middle-market portfolio company debt investments to its joint venture and realized a loss on these transactions of $1.7 million. Lastly, the Company received proceeds related to the sales of equity investments totaling $1.2 million and recognized a net realized gain on such sales totaling $0.8 million.
During the three months ended December 31, 2021, the Company reported total net unrealized depreciation of $1.9 million, consisting of net unrealized depreciation on its current portfolio of $2.4 million, net of unrealized depreciation reclassification adjustments of $3.7 million related to realized gains and losses recognized during the year, partially offset by net unrealized appreciation related to foreign currency transactions of $3.0 million and unrealized appreciation of $1.1 million on the credit support agreement with Barings. The net unrealized depreciation on the Company’s current portfolio of $2.4 million was driven primarily by the impact of foreign currency exchange rates on investments of $2.1 million and the credit or fundamental performance of investments of $7.8 million, partially offset by broad market moves for investments of $7.5 million.
Liquidity and Capitalization
As of December 31, 2021, the Company had cash and foreign currencies of $84.3 million, $655.2 million of borrowings outstanding under its $875.0 million senior secured revolving credit agreement and $725.0 million aggregate principal amount of unsecured notes outstanding. In addition, the Company had a net receivable from unsettled transactions of $192.9 million and commitments from an investor to purchase an additional $25.0 million aggregate principal amount of senior unsecured notes under its Note Purchase Agreement entered into on August 3, 2020 (the “August 2020 NPA”), subject to the terms of the August 2020 NPA.
Share Repurchase Program
In connection with the completion of the Company’s acquisition of MVC Capital, Inc. (“MVC”) on December 23, 2020, the Company committed to make open-market purchases of shares of its common stock in an aggregate amount of up to $15.0 million at then-current market prices at any time shares trade below 90% of the Company’s then most recently disclosed NAV per share. Any repurchases pursuant to the authorized program will occur during the 12-month period that commenced upon the filing of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021, which occurred on May 6, 2021, and will be made in accordance with applicable legal, contractual and regulatory requirements. During the year ended December 31, 2021, the Company did not repurchase any shares under the authorized program.
Dividend Information
As previously announced on February 1, 2022, the Board declared a quarterly cash dividend of $0.23 per share for the quarter ending March 31, 2022.
The Company’s first quarter dividend is payable as follows:
First Quarter 2022 Dividend:
Amount per share:         $0.23
Record date:             February 16, 2022
Payment date:             February 23, 2022

Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan ("DRIP") that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company's common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income, capital gains and return of capital on the basis of accounting principles generally accepted in the United States ("GAAP"). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company's distributions can be found on the Investor Relations page of its website.
Subsequent Events
Subsequent to December 31, 2021, the Company made approximately $126.3 million of new commitments, of which $104.8 million closed and funded. The $104.8 million of investments consists of $75.8 million of first lien senior secured debt investments and $28.9 million of equity and joint venture investments. The weighted average yield of the debt investments was 6.3%. In addition, the Company funded $7.9 million of previously committed revolvers and delayed draw term loans.
Conference Call to Discuss Fourth Quarter and Full Year 2021 Results
Barings BDC has scheduled a conference call to discuss fourth quarter and full year 2021 financial and operating results for Thursday, February 24, 2022, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until March 10, 2022. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13726209.
This conference call will also be available via a live webcast on the investor relations section of Barings BDC’s website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until March 10, 2022.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, statements relating to the Company's pending merger with Sierra Income Corporation and the timing of closing or likelihood thereof, including with respect to receipt of any necessary approvals, as well as the ability of Barings LLC to manage Barings BDC and identify investment opportunities, and are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on Barings BDC's and its portfolio companies' results of operations and financial condition, and may not be relied upon as investment advice or an indication of Barings BDC's trading intent. More information on these risks and other potential factors that could affect Barings BDC's financial results and future events, including important factors that could cause actual results or events to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is included in Barings BDC’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Barings BDC's most recently filed annual report on Form 10-K, as well as in subsequent filings, including Barings BDC's quarterly reports on Form 10-Q. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term.

Non-GAAP Financial Measures
To provide additional information about the Company's results, the Company's management has discussed in this press release the Company's net debt (calculated as total debt less unrestricted cash and foreign currencies (excluding restricted cash), short-term investments and net receivables from unsettled transactions) and its net debt-to-equity ratio (calculated as net debt divided by total net assets), which are not prepared in accordance with GAAP. These non-GAAP measures are included to supplement the Company's financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances investors' ability to analyze trends in the Company's business and to evaluate the Company's leverage and ability to take on additional debt. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans in middle-market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with $391+ billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $391+ billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.
*Assets under management as of December 31, 2021
Media Contact:
Cheryl Krauss, Barings, 980-417-5858, cheryl.krauss@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Barings BDC, Inc.
Consolidated Balance Sheets

	December 31,
	2021	2020
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,494,030,725 and $1,318,614,617 at December 31, 2021 and 2020, respectively)	$1,490,112,663	$1,325,783,281
Affiliate investments (cost of $267,966,911 and $76,055,873 at December 31, 2021 and December 31, 2020, respectively)	288,068,788	78,598,633
Control investments (cost of $25,826,428 and $25,826,428 at December 31, 2021 and 2020, respectively)	22,412,501	25,855,796
Short-term investments (cost of $0 and $65,558,227 at December 31, 2021 and 2020, respectively)	—	65,558,227
Total investments at fair value	1,800,593,952	1,495,795,937
Cash (restricted cash of $0 and $3,488,336 at December 31, 2021 and 2020, respectively)	49,987,222	62,651,340
Foreign currencies (cost of $34,068,609 and $29,555,465 at December 31, 2021 and December 31, 2020, respectively)	34,266,378	29,836,121
Interest and fees receivable	33,644,942	21,617,843
Prepaid expenses and other assets	4,297,383	2,014,558
Credit support agreement (cost of $13,600,000 as of both December 31, 2021 and December 31, 2020)	15,400,000	13,600,000
Deferred financing fees	2,984,872	4,110,564
Receivable from unsettled transactions	219,731,592	47,412,382
Total assets	$2,160,906,341	$1,677,038,745
Liabilities:
Accounts payable and accrued liabilities	$2,340,624	$6,045,443
Interest payable	5,704,470	2,219,274
Administrative fees payable	750,000	675,000
Base management fees payable	5,422,322	3,413,270
Incentive management fees payable	4,067,256	—
Derivatives liabilities	1,159,788	1,336,283
Payable from unsettled transactions	26,785,566	1,548,578
Borrowings under credit facilities	655,189,256	719,660,707
Notes payable (net of deferred financing fees)	717,556,296	224,335,666
Total liabilities	1,418,975,578	959,234,221
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 65,316,085 shares issued and outstanding as of both December 31, 2021 and 2020)	65,316	65,316
Additional paid-in capital	1,027,686,768	1,027,707,047
Total distributable loss	(285,821,321)	(309,967,839)
Total net assets	741,930,763	717,804,524
Total liabilities and net assets	$2,160,906,341	$1,677,038,745
Net asset value per share	$11.36	$10.99

Barings BDC, Inc.
Consolidated Statements of Operations

	Three Months Ended (Unaudited)		Full Year Ended
	December 31, 2021	September 30, 2021	December 31, 2021
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$25,458,952	$24,315,519	$101,467,891
Affiliate investments	214,657	195,561	519,518
Control investments	109,621	109,621	434,908
Short-term investments	93	1,629	16,765
Total interest income	25,783,323	24,622,330	102,439,082
Dividend income:
Non-Control / Non-Affiliate investments	72,043	64,618	169,687
Affiliate investments	5,474,046	2,802,050	8,709,469
Total dividend income	5,546,089	2,866,668	8,879,156
Fee and other income:
Non-Control / Non-Affiliate investments	3,642,513	4,309,939	12,337,365
Affiliate investments	23,900	15,069	40,270
Control investments	163,855	163,338	642,609
Total fee and other income	3,830,268	4,488,346	13,020,244
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	1,150,727	2,695,487	9,951,959
Affiliate investments	294,417	310,994	1,044,346
Total payment-in-kind interest income	1,445,144	3,006,481	10,996,305
Interest income from cash	—	—	587
Total investment income	36,604,824	34,983,825	135,335,374
Operating expenses:
Interest and other financing fees	9,631,464	8,103,044	33,013,665
Base management fee	5,422,322	5,273,797	19,516,741
Incentive management fee	4,067,256	4,442,607	14,741,949
General and administrative expenses	2,312,263	2,281,825	9,095,185
Total operating expenses	21,433,305	20,101,273	76,367,540
Net investment income before taxes	15,171,519	14,882,552	58,967,834
Income taxes, including excise tax expense	—	25,533	7,495
Net investment income after taxes	$15,171,519	$14,857,019	$58,960,339

Barings BDC, Inc. Consolidated Statements of Operations - (Continued)

	Three Months Ended (Unaudited)		Full Year Ended
	December 31, 2021	September 30, 2021	December 31, 2021
Realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreement, and foreign currency transactions:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	$(1,647,903)	$950,286	$2,746,436
Affiliate investments	—	(24,300)	(100,931)
Net realized gains (losses) on investments	(1,647,903)	925,986	2,645,505
Foreign currency transactions	(151,699)	(4,687,686)	(6,024,567)
Net realized losses	(1,799,602)	(3,761,700)	(3,379,062)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	(12,394,402)	(8,353,775)	(11,086,729)
Affiliate investments	8,376,075	(323,174)	17,584,892
Control investments	(1,982,306)	1,115,148	(3,469,066)
Net unrealized appreciation (depreciation) on investments	(6,000,633)	(7,561,801)	3,029,097
Credit Support Agreement	1,099,994	—	1,800,000
Foreign currency transactions	3,007,004	10,876,864	17,275,899
Net unrealized appreciation (depreciation)	(1,893,635)	3,315,063	22,104,996
Net realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreement and foreign currency transactions	(3,693,237)	(446,637)	18,725,934
Benefit from (provision for) taxes	446	—	(844)
Net increase in net assets resulting from operations	$11,478,728	$14,410,382	$77,685,429
Net investment income per share—basic and diluted	$0.23	$0.23	$0.90
Net increase in net assets resulting from operations per share—basic and diluted	$0.18	$0.22	$1.19
Dividends/distributions per share:
Total dividends/distributions	$0.22	$0.21	$0.82
Weighted average shares outstanding—basic and diluted	65,316,085	65,316,085	65,316,085

Barings BDC, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net increase in net assets resulting from operations	$77,685,429	$8,176,793
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(1,461,056,755)	(881,171,047)
Acquisition of MVC Capital, net of cash acquired	—	(96,719,967)
Repayments received / sales of portfolio investments	943,867,143	684,530,539
Purchases of short-term investments	(297,560,982)	(1,182,185,606)
Sales of short-term investments	363,118,408	1,213,197,945
Loan origination and other fees received	30,504,341	19,193,244
Net realized (gain) loss on investments	(2,645,505)	38,302,323
Net realized (gain) loss on foreign currency transactions	6,024,567	(12,743)
Net unrealized appreciation on investments	(3,029,097)	(28,710,914)
Net unrealized appreciation of CSA	(1,800,000)	—
Net unrealized (appreciation) depreciation on foreign currency transactions	(17,275,899)	10,161,326
Payment-in-kind interest	(10,795,470)	(1,348,204)
Amortization of deferred financing fees	1,620,170	1,478,364
Loss on extinguishment of debt	—	3,088,728
Accretion of loan origination and other fees	(9,443,933)	(2,716,765)
Amortization / accretion of purchased loan premium / discount	(4,646,285)	(1,805,972)
Changes in operating assets and liabilities:
Interest and fees receivable	(14,472,228)	(4,022,690)
Prepaid expenses and other assets	(214,259)	(44,607)
Accounts payable and accrued liabilities	84,463	3,890,759
Interest payable	3,483,456	(1,411,993)
Net cash used in operating activities	(396,552,436)	(218,130,487)
Cash flows from financing activities:
Borrowings under credit facilities	455,731,649	636,707,505
Repayments of credit facilities	(506,580,035)	(280,523,363)
Repayments of debt securitization	—	(318,210,176)
Proceeds from notes	500,000,000	225,000,000
Redemption of notes	—	(95,471,804)
Financing fees paid	(7,273,849)	(773,952)
Net proceeds related to issuance of common stock for MVC acquisition	—	160,354,027
Purchases of shares in repurchase plan	—	(7,130,632)
Cash dividends / distributions paid	(53,559,190)	(31,325,222)
Net cash provided by financing activities	388,318,575	288,626,383
Net increase (decrease) in cash and foreign currencies	(8,233,861)	70,495,896
Cash and foreign currencies, beginning of year	92,487,461	21,991,565
Cash and foreign currencies, end of year	$84,253,600	$92,487,461
Supplemental disclosure of cash flow information:
Cash paid for interest	$27,203,144	$16,697,097

Barings BDC, Inc.
Unaudited Reconciliation of Debt to Net Debt and Calculation of Net Debt-to-Equity Ratio

	December 31, 2021		September 30, 2021		December 31, 2020
Total debt (principal)	$1,380,189,256		$1,037,664,367		$944,660,707
minus: Cash and foreign currencies (excluding restricted cash)	(84,253,600)		(41,385,572)		(88,999,125)
minus: Short-term investments	—		(50,000,000)		(65,558,227)
plus: Payable from unsettled transactions	26,785,566		59,063		1,548,578
minus: Receivable from unsettled transactions	(219,731,592)		(61,438,187)		(47,412,382)
Total net debt(1)	$1,102,989,630		$884,899,671		$744,239,551

Total net assets	$741,930,763		$744,821,565		$717,804,524

Total net debt-to-equity ratio(1)	1.49	x	1.19	x	1.04	x
(1) See the "Non-GAAP Financial Measures" section of this press release.